EXHIBIT 21.1

SUBSIDIARIES OF THE REGISTRANT

Holbrook Limited Phillipsburg Limited Deckers Consumer Direct Corporation Deckers Europe B.V.	(Hong Kong) (Hong Kong) (Arizona) (The Netherlands)